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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-113630) of American Equity Investment Life Holding Company and in the related Prospectus of our report dated March 23, 2005, with respect to American Equity Investment Life Holding Company management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of American Equity Investment Life Holding Company, included in this Form 10-K/A.

/s/ ERNST & YOUNG LLP
Des Moines, Iowa March 23, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM